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                                                                   EXHIBIT 5.01

                        [CHAPMAN AND CUTLER LETTERHEAD]


                               December 20, 1994

United Cities Gas Company
5300 Maryland Way
Brentwood, Tennessee  37027

Ladies and Gentlemen:

     We have served as counsel for United Cities Gas Company, an Illinois-Virginia corporation (the "Company"), in connection with the proposed offering to the public from time to time of its First Mortgage Bonds (the "Bonds") and/or its notes (the "Notes") and/or shares of its Common Stock, without par value (the "Common Stock," and collectively with the Bonds and the Notes, the "Securities"), the aggregate initial offering price of which will not exceed $200,000,000. As such counsel, we have examined the corporate organization and history of the Company; its Amended Articles of Incorporation, as amended to the date hereof; its Bylaws, as amended to the date hereof, and minute books; and its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof, relating to the above-mentioned public offering of the Securities and have made such further examination as we have deemed necessary or advisable in order to enable us to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Illinois and the Commonwealth of Virginia.

          2. The Bonds will be duly and validly issued and will constitute legal, valid and binding obligations of the Company upon (a) the due authorization, by the Board of Directors of the Company or by the Executive Committee thereof, of an appropriate supplemental indenture to the Indenture of Mortgage dated as of July 15, 1959 from the Company to Bank of America


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     Illinois (successor to Continental Bank, National Association) (the
     "Mortgage Trustee") and Robert J. Donahue (successor to M.J. Kruger), as Trustees, as amended and supplemented (the "Mortgage"), providing for the creation of the Bonds, and the due execution and delivery of such instrument by the Company and the Trustees named therein, (b) the due authorization, by the Board of Directors of the Company or by the Executive Committee thereof, of the specific terms of the Bonds and of their issuance and sale, (c) the approval of the appropriate state public utility regulatory commissions, (d) the execution of the Bonds by the Company, the filing with the Mortgage Trustee of the appropriate certificates, instruments and opinions called for thereby, and the authentication of the Bonds by the Mortgage Trustee, all in accordance with the provisions of the Mortgage, and (e) the delivery of the Bonds against payment therefor in accordance with the above-mentioned authorization of the Board of Directors of the Company, or the Executive Committee thereof, and the above-mentioned approval of the state public utility regulatory commissions.

          3. The Notes will be duly and validly issued and will constitute legal, valid and binding obligations of the Company upon (a) the due authorization, by the Board of Directors of the Company or by the Executive Committee thereof, of the Indenture (the "Indenture") to be entered into between the Company and Bank of America Illinois, as trustee (the "Indenture Trustee"), providing for the creation of the Notes, and the due execution and delivery of such instrument by the Company and the Indenture Trustee, (b) the due authorization, by the Board of Directors of the Company or by the Executive Committee thereof, of the specific terms of the Notes and of their issuance and sale, (c) the approval of the appropriate state public utility regulatory commissions, (d) the execution of the Notes by the Company, the filing with the Indenture Trustee of the appropriate certificates, instruments and opinions called for thereby, and the authentication of the Notes by the Indenture Trustee, all in accordance with the provisions of the Indenture, and (e) the delivery of the Notes against payment therefor in accordance with the above-mentioned authorization of the Board of Directors of the Company, or the Executive Committee thereof, and the above-mentioned approval of the state public utility regulatory commissions.

          4. The Common Stock will be legally issued, fully paid and non-assessable upon (a) the due authorization by the Board of Directors of the Company of the number of shares of Common Stock to be issued and sold and of the specific terms of their





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     issuance and sale, (b) the Company having sufficient authorized but unissued shares of its Common Stock, without par value, at the time of the issuance and sale of the Common Stock, (c) the approval of the appropriate state public utility regulatory commissions, (d) the execution of the certificates representing the Common Stock by the Company, and the countersignature thereof by the transfer and registrar therefor, and (e) the delivery of the Common Stock against payment therefor in accordance with the above-mentioned authorization of the Board of Directors and the above-mentioned approval of the state public utility regulatory commissions.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement relating to the Securities of the Company and to the use of our name and the reference to our firm in said Registration Statement and in the Prospectus filed as a part thereof.


                               Respectfully submitted,


                               CHAPMAN AND CUTLER





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